UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Twilio Inc.

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Supplemental Proxy Materials June 6, 2023 © 2023 TWILIO INC. ALL RIGHTS RESERVED.

Executive Summary • Twilio Inc. (also referred to as “Twilio,” the “Company,” “we,” “us,” or “our”) has taken action over the past year to streamline operations, improve operating margins, reduce stock-based compensation and return capital to shareholders – resulting in significant improvements to our near-term profitability and medium- and long-term financial trajectory • Twilio’s initiatives are responsive to the evolution of our business, the current macroeconomic environment and shareholder feedback • Twilio management is driving these initiatives during a challenging market and macroeconomic period – the Board believes it is important to retain our team and create the proper incentives for executives to ensure that these critical initiatives are successful • In consideration of the circumstances – both company-specific and macro-related – in February 2022, the Board undertook a thoughtful evaluation and issued long-term awards in a manner that it believed most likely to drive shareholder value • To increase alignment between pay and performance, ~75% of the award value was in the form of performance-based restricted stock units (“PSUs”) and ~25% of the award value was in the form of time-based restricted stock units (“RSUs”) (vs. 50% RSUs and 50% stock options historically) • The PSUs vest each year over a three-year period only if Twilio achieves rigorous performance hurdles for that year, and the RSUs vest over four years; in each case, subject to the executive’s continued service through the respective vesting date • To reflect the key drivers of long-term shareholder value creation, the PSUs are tied to achievement of rigorous growth goals for each performance period AND non-GAAP profitability goals for the 2023 and 2024 annual performance periods • Given the fast-paced developments of our business and evolving operating environment, the Board determined that to best incentivize execution in service of long-term value, it would be prudent to use 1-year measurement periods with a 3-year total vesting period for the PSUs • The PSU awards are intended to represent three-years of grant date value in 2022 (equity awards in 2023 and 2024 are expected to be proportionately lower) Twilio’s executive compensation program is thoughtfully designed to motivate significant long-term outperformance © 2023 TWILIO INC. ALL RIGHTS RESERVED. 2

Overview of Twilio Twilio operates a leading customer engagement platform that enables businesses of all sizes to revolutionize how they engage with their customers by delivering engagement experiences through digital channels Twilio Customer Engagement Platform Communications Data & Applications • Highly customizable APIs that can be used to • Enables businesses to create highly develop omnichannel engagement with personalized experiences and campaigns customers across multiple channels using real-time customer data • Includes messaging, voice, email and account security offerings • Allows businesses to harness first-party customer data, develop personalized • Primarily usage-based model campaigns and create virtual contact centers 1 • 85% of 2022 revenue • Primarily subscription-based model 1 • 12% of 2022 revenue Our Communications and Data & Applications businesses are highly complementary and provide us with a clear roadmap to driving overall growth while improving structural margins 2 2 2 $4.0 billion 300,000+ 180+ LTM Revenue Active Customer Accounts Countries & Territories Reached 1 “Other” revenue consisted of 3% of 2022 revenue and included enterprise and support plans, professional services, IoT/wireless and other smaller products. © 2023 TWILIO INC. ALL RIGHTS RESERVED. 2 3 As of March 31, 2023. LTM revenue figure is rounded. Refer to “Operating Metrics” in the appendix for the definition of Active Customer Accounts.

Management and the Board Undertook a Comprehensive Review of Strategy and Operations In consideration of headwinds and to better position the Company to more effectively capture the massive market opportunity and drive long-term sustainable growth amid macro headwinds, the Board and management team conducted a robust review Actions Taken to Drive Long-Term Profitable Growth Reorganized the business Established new operating model, including separation of Communications and Data & Applications businesses to better execute on the dual objectives of profitability and growth, respectively Streamlined go-to-market Rearchitected go-to-market motion to enhance efficiency and position company to capitalize on opportunity once macro headwinds abate Significantly reduced costs Reduced headcount by approximately 25% (relative to September 2022), resulting in materially lower operating cost and ongoing stock-based compensation Committed to capital return Launched a $1 billion share repurchase program, underscoring the confidence we have in our strategy Updated financial framework Accelerated annual non-GAAP operating margin improvements with a particular focus on reducing stock-based compensation and targeting GAAP profitability for fiscal year 2027 © 2023 TWILIO INC. ALL RIGHTS RESERVED. 4

2022 Executive Compensation Our executive compensation program is designed to retain, motivate and attract exceptional talent while aligning pay with the achievement of long-term strategic and operational goals that maximize shareholder value 2022 CEO Target Pay Mix 2022 Compensation Elements 1% Base Salary Long-Term Incentive Compensation Components • Cash • PSUs • RSUs • ~75% of target value • ~25% of target value 24% Objectives • Attract and retain • Strengthens pay-for- • Promotes long-term highly talented performance culture by retention with a 4-year executives aligning payout with vesting period rigorous performance goals over a three year period • Enhances retention 75% • Reduces dilution for shareholders relative to stock options used in prior years Base Salary RSUs We did not award a broad-based annual cash bonus New in 2022 PSUs for any of our executives in 2022 © 2023 TWILIO INC. ALL RIGHTS RESERVED. 5

2022 Long-Term Incentive Award

The Board considered the critical strategic juncture of our business and reduced retentive features of our officers' outstanding equity given recent volatility when determining long-term incentive awards

Key Changes and Features

- ~75% of target value paid in form of PSUs – which have replaced stock options in our executive compensation program – to create further alignment with shareholders
- ~25% of target value paid in form of time-based RSUs – decreased from ~50% in previous years – that vest over four-years to promote long-term retention
- PSUs are earned and fully vest each year over three years subject to achievement of rigorous performance goals for that year that align executive outcomes with key corporate objectives
- Front-loaded value to replenish executives' unvested holdings and enhance retention during a pivotal period for company

	PSUs	RSUs
Weighting	**~75%** of target value	**~25%** of target value
Achievement	• 2022 tranche vested based on organic revenue growth achieved for 2022 • 2023 and 2024 tranches vest if both organic revenue growth AND non-GAAP income from operations thresholds are achieved	• Subject to continued employment through vesting dates
Vesting Schedule	• Vest annually following fiscal years 2022, 2023 and 2024, contingent upon achievement of performance thresholds	• Vest over 4 years in quarterly installments beginning in January 2023

Grant-date value appears high relative to historical levels given it is in place of anticipated value from 2023 and 2024 awards, which are expected to be proportionately lower

© 2023 TWILIO INC. ALL RIGHTS RESERVED.

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Rigorous Goals Promote Strong Pay-for-Performance Alignment • The performance targets to which the PSUs are subject are rigorous and require strong growth and non-GAAP profitability for executives to receive any payout for the 2023 and 2024 performance periods • On a go forward basis, we will continue to set performance targets consistent with Twilio’s strategy – as our strategy has evolved and we have heightened our focus on profitability, we anticipate that future targets will have greater emphasis on operating profit Performance Measures PSU Payout as % Result Tranche of Target Threshold Target Maximum (payout at 50%) (payout at 100%) (payout at 200%) 29.7% 1 2022 Organic Revenue Growth 20% 30% 40% 98.5% (FY’22 Organic Revenue Growth) Given the fast-paced developments of our 15.0% 0% 1 Organic Revenue Growth 20% 30% 40% business and evolving (Q1’23 Organic Revenue Growth) based on organic operating environment, AND 2023 revenue growth 1-year performance 2 Profitable Non-GAAP Income from results through Q1 periods with annual 2 Profitable (Q1’23 Non-GAAP Income from 1 2023 vesting over a period of Operations Operations) three years best incentivizes execution in service of long-term 1 Organic Revenue Growth 20% 30% 40% – shareholder value AND – 2024 Non-GAAP Income from 2 Profitable – 1 Operations Based on our Q1 2023 results, the 2023 tranche of PSUs would not be paid out, and the 2024 tranche is predicated on stretch goals 1 Organic revenue growth and non-GAAP income from operations are non-GAAP financial measures. Refer to Non-GAAP Financial Measures in the appendix for their definitions and a reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. © 2023 TWILIO INC. ALL RIGHTS RESERVED. 2 Profitability is defined as ≥$1.00 non-GAAP income from operations. 7

Uniquely Qualified, Refreshed and Highly Independent Board Our Board proactively evaluates its composition in the context of Twilio’s evolving business to ensure our directors have backgrounds that collectively add value to strategic decisions and enable rigorous oversight of management Jeff Lawson Charles Bell Byron Deeter • Co-Founder, CEO & Board Chair, Twilio • EVP, Security, Compliance and Identity • Partner, Bessemer Venture Partners Management, Microsoft • Director since 2008 • Director since 2010 • Director since 2023 • Unique and thorough understanding of • Extensive investor experience and 2.65 our technology, business, industry and • Deep understanding of technology in-depth knowledge of finance, culture industry and significant cybersecurity technology companies and operations expertise Jeff Immelt Donna Dubinsky Jeff Epstein • Partner, New Enterprise Associates • Former CEO and Chair, Numenta • Operating Partner, Bessemer Venture Partners • Former CEO and Chairman, GE • Director since 2018 • Director since 2017 • Director since 2019 • Expertise in business strategy, innovation, executive leadership growth • In-depth knowledge of accounting, • Expertise in global business, financing and the technology landscape finance, operations, risk management strategy, operations, sales and marketing and technology and human capital management Deval Patrick Erika Rottenberg Miyuki Suzuki • Former Governor of Massachusetts • Former VP & GC, Chan Zuckerberg • Former President, Asia Pacific, Japan Initiative and China, Cisco • Director since 2021 • Former GC, LinkedIn • Director since 2022 • Expertise in leadership, public policy, investment and the economy • Director since 2016 • Experience with multinational companies, telecom and networking industries, • Expertise in corporate governance, risk operations and the regulatory management, business operations and environment legal and compliance matters Added to Board in the last twelve months © 2023 TWILIO INC. ALL RIGHTS RESERVED. 8 Note: Excludes Richard Dalzell, who is not standing for re-election at the Annual Meeting.

Thoughtful Approach to Board Composition

The skills, qualities, attributes, experience and diversity of backgrounds of our directors, including gender, ethnicity and race, provide us with the proper range of perspectives to effectively address our evolving business needs and represent the best interests of our shareholders

Independence


89%
Independent
1
8

Independent   Non-Independent

Gender Diversity


33%
Female
3
6

Female   Male

Racial/Ethnic Diversity


22%
Racially/Ethnically Diverse
2
7

Racial/Ethnic Diversity   Non-Diverse

Tenure


~5.9
Years
2
3
4

<4 Years   4-8 Years   9+ Years

Our Board is committed to diversity and, through its Nominating and Corporate Governance Committee, includes qualified diverse candidates in the pool from which nominees are considered. Diversity includes breadth and quality of experience, personal and professional experience, expertise, race, ethnicity and gender.

Skills / Experiences	# of Directors	Link to Strategy and Oversight
Technology and Software Industry	8	Deep insight in the technology and software industries to oversee our business and the risks we face related to those industries.
Communications Industry	4	Deep insight in the communications industry to oversee our business and the risks we face related to that industry.
Public Company Board	8	Experience to understand the dynamics and operation of a public company.
Public Company Executive / Senior Leadership	8	Experience in senior leadership positions at a public company to analyze, advise and oversee management in decision making, operations and policies.
Finance / Accounting / Audit	6	Knowledge of financial markets, financing and accounting and financial reporting processes to ensure proper oversight.
Sales and Marketing	4	Sales and marketing experience to provide expertise and guidance to grow sales and enhance our brand.
Human Capital / Compensation / Employee Development and Training	6	Experience attracting and retaining top talent to advise and oversee our people and compensation policies in our competitive environment.
Global Business Operations	8	Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business.
Risk Management	6	Expertise to oversee risk management.
Regulatory / Government / Public Policy	5	Expertise to provide guidance and oversight of governmental and regulatory affairs.
Cybersecurity / Information Security / Privacy	3	Expertise to oversee cybersecurity, information security, and privacy management.
Strategy / Business Development / M&A	9	Experience creating long-term value through investment, acquisitions and growth strategies.
Corporate Governance	7	Experience in corporate governance, compliance, policy, investor relations and creating long term sustainable value.

Note: Each of the graphics above excludes Richard Dalzell, who is not standing for re-election at the Annual Meeting.

© 2023 TWILIO INC. ALL RIGHTS RESERVED

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We Ask For Your Vote at the 2023 Annual Meeting Our Board values your support for its recommendations on the following ballot items: Proposal Recommendation Election of Charles Bell, Jeffrey Immelt and Erika Rottenberg Item 1 FOR as Class I Directors Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Item 2 FOR the fiscal year ending December 31, 2023 Approval, on a non-binding advisory basis, of the Item 3 FOR compensation of our named executive officers © 2023 TWILIO INC. ALL RIGHTS RESERVED. 10

APPENDIX © 2023 TWILIO INC. ALL RIGHTS RESERVED.

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this presentation include, but are not limited to, statements about: our future financial performance, including our expected financial results, our guidance, and our financial framework and related commentary; our expectations regarding when we will become profitable on a GAAP and non-GAAP basis; our expectations regarding our executive compensation programs; our anticipated strategies and business plans, including the expected costs and benefits of changes to our operating model and organizational structure, our recent workforce reductions and our plans to achieve profitability, increase operating leverage and decrease discretionary expenses, including stock-based compensation expense; our expectations regarding our Data & Applications business, including increased investment and go-to-market focus to capture market share and increase revenue growth; our expectations regarding our Communications business, including anticipated cash flows and strategy for streamlining the customer experience; our expectations regarding share repurchases, including the timing and amount of repurchases, and impact on our balance sheet; and our expectations regarding the impact of macroeconomic and industry conditions and our ability to operate in such conditions. You should not rely upon forward- looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: our ability to successfully implement our cost-saving initiatives and to capture expected efficiencies; our ability to realize the anticipated benefits of changes to our operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; our financial performance, including expectations regarding our results of operations and the assumptions underlying such expectations and ability to achieve and sustain profitability; our ability to attract and retain customers; our ability to compete effectively in an intensely competitive market; our ability to comply with modified or new industry standards, laws and regulations applying to our business, and increased costs associated with regulatory compliance; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; our ability to form and expand partnerships; and our ability to successfully enter into new markets and manage our international expansion. The forward-looking statements contained in this presentation are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual financial results could differ materially from our projections or those implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this presentation. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law. © 2023 TWILIO INC. ALL RIGHTS RESERVED. 12

Operating Metrics We review certain operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. Our metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate Active Customer Accounts are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed. Active Customer Accounts. We define an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. We believe that the number of Active Customer Accounts is an important indicator of the growth of our business, the market acceptance of our platform and future revenue trends. We believe that use of our platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform or usage at levels below $5 per month. © 2023 TWILIO INC. ALL RIGHTS RESERVED. 13

Non-GAAP Financial Measures In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP financial measures, including non-GAAP (loss) income from operations, organic revenue and organic revenue growth. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We have included organic revenue and organic revenue growth because we believe they are useful in understanding the ongoing results of our operations. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included in the appendix. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this presentation, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. Non-GAAP Income (Loss) from Operations. For the periods presented, we define non-GAAP income (loss) from operations as GAAP loss from operations, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets. Organic Revenue. For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired or divested business and (ii) revenue from application-to- person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged; provided that if an acquisition or divestiture closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost. Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included in organic revenue in the corresponding period in the prior year for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the prior period. © 2023 TWILIO INC. ALL RIGHTS RESERVED. 14

Non-GAAP Reconciliation © 2023 TWILIO INC. ALL RIGHTS RESERVED. 15

Non-GAAP Reconciliation © 2023 TWILIO INC. ALL RIGHTS RESERVED. 16